Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”), dated as of                                             , 20      , is made by and between Coldwater Creek Inc., a Delaware corporation (the “Corporation”), and                                                    (“Indemnitee”).

WHEREAS, Indemnitee is either a member of the board of directors of the Corporation (the “Board of Directors”), an officer of the Corporation, or both, and may also be serving at the request of the Corporation as a director, officer, employee or agent of other entities, and in such capacity or capacities is performing a valuable service for the Corporation;

WHEREAS, the Corporation is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations or other business entities unless they are protected by comprehensive liability insurance and indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations or other entities, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors or officers;

WHEREAS, the Board of Directors of the Corporation has concluded that, to retain and attract talented and experienced individuals to serve or continue to serve as officers or directors of the Corporation, and to encourage such individuals to take the business risks necessary for the success of the Corporation, it is necessary for the Corporation contractually to indemnify directors and officers and to assume for itself to the fullest extent permitted by law expenses and damages in connection with claims against such officers or directors in connection with the performance of their service to the Corporation;

WHEREAS, Section 145 of the Delaware General Corporation Law (the “DGCL”), under which the Corporation is organized, empowers the Corporation to indemnify its directors, officers, employees and agents by agreement and to indemnify persons who serve, at the request of the Corporation, as the directors, officers, employees or agents of other corporations, partnerships, joint ventures, trusts or other enterprises, and expressly provides that the indemnification provided by the DGCL is not exclusive;

WHEREAS, the Corporation has purchased and presently maintains a policy or policies of directors’ and officers’ liability insurance covering certain liabilities that may be incurred by the Corporation’s directors and officers in the performance of their services to the Corporation, although the Board of Directors believes, in view of conditions and trends in the insurance market, that such insurance may be available to the Corporation in the future only at higher premiums and with greater exclusions;

WHEREAS, the Corporation desires and has requested the Indemnitee to serve or continue to serve as a director, officer, employee or agent of the Corporation or one or more of its subsidiaries free from undue concern for claims for damages arising out of or related to such services to the Corporation;

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Corporation on condition that Indemnitee be indemnified as provided herein; and

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

1.             Definitions.  As used in this Agreement,

(a)           The term “agent” shall mean any person who is or was, or who has consented to serve as, a director, officer, employee, agent, fiduciary, joint venturer, partner, trustee, manager or other official of the specified person or entity.

(b)           Change in Control.  A “Change in Control” shall be deemed to have occurred if any of the following occur after the date of this Agreement:

(i) any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Corporation, a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation representing 15% or more of the combined voting power of the Corporation’s then outstanding Voting Securities (or, in the case of each of Dennis Pence or Ann Pence, more than 24% of such combined voting power on an individual basis or more than 48% of such combined voting power on a collective basis),

(ii) Continuing Directors cease for any reason to constitute a majority of the members of the Board of Directors, or

(iii) (A) the effective time of a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation which would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least a majority of the total voting power represented by the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (B) the date on which stockholders of the Corporation approve a plan of dissolution or liquidation of the Corporation or an agreement for the sale, lease, conveyance, disposition or other transfer by the Corporation of (in one transaction or a series of transactions) all or substantially all of the Corporation’s assets.

(c)           Continuing Directors.  The term “Continuing Directors” shall mean any individual who either (i) was a director at the beginning of the two year period preceding such date of determination or (ii) was nominated for election or elected to the Board of Directors with the affirmative vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period preceding such date of determination or whose election or nomination for election was previously so approved, but shall exclude any person whose initial election to the Board of Directors occurs as a result of either an actual or threatened election contest, other actual or threatened solicitation of proxies or consents or an actual or threatened tender offer.

(d)           Corporate Status.  The term “Corporate Status” refers to the status of an individual who is or was, or who has consented to serve as, a director, officer, employee or agent of the Corporation, any subsidiary of the Corporation or of any other corporation, partnership, joint venture, trust or other enterprise, in each case either at the request of, for the convenience of, or otherwise to benefit, the Corporation or a subsidiary of the Corporation.  If Indemnitee is or was serving as a director, officer, employee or agent of a subsidiary of the Corporation, Indemnitee shall be deemed to be serving, or to have served, at the request of the Corporation.

(e)           Disinterested Director.  The term “Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(f)            Expenses.  The term “Expenses” shall include all direct and indirect costs, fees and expenses (including, without limitation, all attorneys’ fees and disbursements, accountants’ fees, private investigation fees and disbursements, retainers, court costs, transcript costs, fees of experts, fees and expenses of witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Corporation or any third party), actually and reasonably incurred by or for Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in a Proceeding or establishing Indemnitee’s right of entitlement to indemnification for any of the foregoing.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond or other bond or its equivalent.  Expenses, however, shall not include any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties and amounts paid in settlement).

(g)           Fines.  References to “fines” shall include any excise tax assessed with respect to any employee benefit plan.

(h)           Independent Legal Counsel.  “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 9(d) hereof, that neither presently is, nor during the past five (5) years has been, retained to represent: (i) the Corporation or any of its subsidiaries or affiliates, or Indemnitee or any corporation or other entity of which Indemnitee was or is a director, officer, employee or agent, or any subsidiary or affiliate of such corporation or other entity, in any material matter (other than with respect to matters concerning the right of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term Independent Legal Counsel shall not include any attorney who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in any action to determine Indemnitee’s rights pursuant to this Agreement.

(i)            Other Enterprise.  References to “other enterprise” shall include any limited liability company or other legal entity or enterprise, as well as an employee benefit plan sponsored by the Corporation or made available by the Corporation to its employees.

(j)            Proceeding.  The term “Proceeding” shall include any threatened, pending or completed action, suit, inquiry, proceeding, arbitration or alternative dispute resolution mechanism, investigation (whether designated by the investigative agency as a formal investigation or otherwise), administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative, regulatory or investigative nature, in which Indemnitee was, is or will be involved as a party, as a witness or otherwise, by reason of Indemnitee’s Corporate Status, by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting as a director, officer, employee or agent or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; in each case whether or not Indemnitee is acting or serving in any such capacity at the time any Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with such Expenses, judgments, fines, penalties and amounts paid in settlement) are incurred for which indemnification, advancement or reimbursement can be provided under this Agreement.

(k)           Reviewing Party.  A “Reviewing Party” shall mean the party elected pursuant to Section 9(c) of this Agreement.

(l)            Substantiating Documentation.  The term “substantiating documentation” shall mean, as applicable, copies of bills or invoices for costs incurred by or for Indemnitee, or copies of court or agency orders or decrees or settlement agreements, as the case may be, accompanied by a sworn statement from Indemnitee that such bills, invoices, court or agency orders or decrees or settlement agreements, represent costs or liabilities meeting the definition of “Expenses” herein.

(m)          To the Fullest Extent Authorized or Permitted by Law.  The phrase “to the fullest extent authorized or permitted by law” shall include, but not be limited to: (i) to the fullest extent authorized or permitted by law, even if such indemnification is not specifically authorized by the provisions of this Agreement, the Corporation’s Amended and Restated Certificate of Incorporation (as amended from time to time, the “Certificate”), the Amended and Restated Bylaws of the Corporation (as amended from time to time, the “Bylaws”) or by statute; (ii) to the fullest extent authorized or permitted by any provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL or such provision thereof; and (iii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

(n)           Voting Securities.  “Voting Securities” shall mean any securities of the Corporation or other specified entity, as applicable, that vote generally in the election of directors.

2.             Indemnity of Indemnitee.  The Corporation hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by law.  In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee or agent, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.  The right to indemnification conferred herein shall be presumed to have been relied upon by Indemnitee as an officer or director and shall be enforceable as a contract right.  In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a)           Proceedings Other Than Proceedings by or in the Right of the Corporation.  Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(a) if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding other than a Proceeding by or in the right of the Corporation.  Pursuant to this Section 2(a), Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines and amounts paid in settlement) actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)           Proceedings by or in the Right of the Corporation.  Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(b) if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor.  Pursuant to this Section 2(b), Indemnitee shall be indemnified against all Expenses and, to the fullest extent authorized or permitted by law, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, penalties, fines and amounts paid in settlement) incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that, if applicable law so provides, no indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been finally adjudged to be liable to the Corporation unless and to the extent that the Court of Chancery of the State of Delaware shall determine, upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts which the Delaware Court of Chancery or such other court shall deem proper.

3.             Additional Indemnification; Limitations.

(a)           Additional Indemnity.  In addition to, and without regard to any limitations on, the indemnification provided for in Section 2, the Corporation shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) incurred by him or on his behalf if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Corporation ).  No indemnification or hold harmless rights shall be available under this Section 3(a) on account of Indemnitee’s conduct which (a) constitutes a breach of Indemnitee’s duty of loyalty to the Corporation or its stockholders, (b) is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law, (c) involves an unlawful distribution to stockholders, or (d) involves a transaction from which Indemnitee derived an improper personal benefit.

(b)           Limitations on Indemnity.  Notwithstanding any provision of this Agreement, the Corporation shall not be obligated under this Agreement to indemnify or hold harmless Indemnitee or to make any Expense Advance (and Indemnitee hereby waives and relinquishes any right under this Agreement, the Certificate, the Bylaws or otherwise to be indemnified and held harmless or to receive any Expense Advance):

(i)            in connection with any acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement, the Certificate or Bylaws, or applicable law; provided, however, notwithstanding any limitation set forth in this Section 3(b)(i) regarding the Corporation’s obligation to provide indemnification, Indemnitee shall be entitled under Section 8 to receive Expense Advances hereunder with respect to any such Proceeding unless and until a court having jurisdiction over the Proceeding shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has engaged in acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law;

(ii)           in connection with any Proceeding involving (A) the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act, or any similar successor statute or similar provisions of any Federal, state or local statutory or common law, or (B) any reimbursement of the Corporation by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) from an accounting restatement by the Corporation, or the payment to the Corporation of profits arising from the purchase, sale or other acquisition or transfer by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or under any employee benefit plan of the Corporation or other compensatory agreement to which Indemnitee is a party; provided, however, that notwithstanding any limitation set forth in this Section 3(b)(ii) regarding the Corporation’s obligation to provide indemnification, Indemnitee shall be entitled under Section 8 to receive Expense Advances hereunder with respect to any such Proceeding unless and until a court having jurisdiction over the Proceeding shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has violated said statute;

(iii)          in connection with any action instituted (A) by Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 10 that each of the material assertions made by the Indemnitee as a basis for such action was not made in good faith or was frivolous, or (B) by or in the name of the Corporation to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 10 that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous;

(iv)          in connection with any Proceeding initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or crossclaim, except (A) with respect to actions or proceedings brought to establish or enforce a right to indemnification or Expense Advances under this Agreement or any other agreement or insurance policy or under the Certificate or Bylaws, (B) in specific cases if the Board of Directors has approved the initiation or bringing of such Proceeding or (C) as otherwise required under Section 145 of the DGCL, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be; and

(v)           to the extent that the Corporation’s obligations under this Agreement are fully discharged by any insurer or affiliate of the Corporation otherwise than pursuant to this Agreement.  Notwithstanding the availability of such insurance, Indemnitee also may claim indemnification from the Corporation pursuant to this Agreement by assigning to the Corporation any claims under such insurance to the extent Indemnitee is paid by the Corporation.

(c)           Mandatory Payment of Expenses.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in the defense of any Proceeding or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

4.             Contribution in the Event of Joint Liability.

(a)           Other Parties Jointly Liable.  The Corporation hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Corporation who may be jointly liable with Indemnitee.

(b)           Corporation Jointly Liable; Full Payment.  Whether or not the indemnification provided in Sections 2 and 3 hereof is available, in respect of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall pay, in the first instance, the entire amount of all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with such Expenses, judgments, fines, penalties and amounts paid in settlement) relating to such Proceeding without requiring Indemnitee to contribute to such payment and the Corporation hereby waives and relinquishes any right of contribution it may have against Indemnitee.  The Corporation shall not enter into any settlement of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(c)           Corporation Jointly Liable; Shared Payment.  Without diminishing or impairing the obligations of the Corporation set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with such Expenses, judgments, fines, penalties and amounts paid in settlement) in any Proceeding in which Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Corporation shall contribute to the amount of Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with such Expenses, judgments, fines, penalties and amounts paid in settlement) actually incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with him (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, penalties, fines or settlement amounts (including all interest, assessments and other charges paid or payable in connection with such Expenses, judgments, fines, penalties and settlement amounts), as well as any other equitable considerations which the law may require to be considered.  The relative fault of the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with him (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

(d)           Survival Regardless of Investigation.  The indemnification and contribution provided for herein will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitee or any officer, director, employee or agent of Indemnitee.

5.             Maintenance of D&O Insurance.  The Corporation hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as a member of its Board of Directors or an officer of the Corporation or as a director or officer of a subsidiary of the Corporation and thereafter so long as the Indemnitee shall be subject to any possible Proceeding by reason of Indemnitee’s Corporate Status, the Corporation shall maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers.  In all policies of D&O Insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation’s directors, if the Indemnitee is a director; or of the Corporation’s officers, if the Indemnitee is not a director of the corporation but is an officer; or of the Corporation’s key employees, if the Indemnitee is not a director or officer of the Corporation.  Upon any Change in Control of the type referred to in Section 2(a)(iii), the Corporation shall obtain continuation and/or “tail” coverage for Indemnitee to the extent such coverage is obtainable at such time at reasonable cost in the context of the market for directors and officers insurance as such market has existed over the five years prior to such Change in Control.

6.             Establishment of a Trust.  In the event of a Change in Control, the Corporation shall, upon written request by Indemnitee, create a “Trust” for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund such Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in or defending any Proceedings, and any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties and amounts paid in settlement) in connection with any and all Proceedings, from time to time actually paid or claimed, reasonably anticipated or proposed to be paid.  The trustee of the Trust (the “Trustee”) shall be a bank or trust company or other individual or entity chosen by the Indemnitee and reasonably acceptable to the Corporation.  Nothing in this Section 6 shall relieve the Corporation of any of its obligations under this Agreement.  The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by mutual agreement of the Indemnitee and the Corporation or, if the Corporation and the Indemnitee are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 9(d) of this Agreement.  The terms of the Trust shall provide that, except upon the consent of both the Indemnitee and the Corporation: (a) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee; (b) the Trustee shall make Expense Advances, to the fullest extent permitted by applicable law, within five (5) business days of a request by the Indemnitee; (c) the Trust shall continue to be funded by the Corporation in accordance with the funding obligations set forth above; (d) the Trust shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification or to be held harmless pursuant to this Agreement or otherwise; and (e) all unexpended funds in such Trust shall revert to the Corporation upon mutual agreement by the Indemnitee and the Corporation or, if the Indemnitee and the Corporation are unable to reach such an agreement, upon a determination by Independent Counsel selected in accordance with Section 9(d) of this Agreement, that the Indemnitee has been fully indemnified and held harmless under the terms of this Agreement.  The Trust shall be governed by Delaware law (without regard to its conflicts of laws rules) and the Trustee shall consent to the exclusive jurisdiction of the courts of the State of Delaware.

7.             Choice of Counsel.  If Indemnitee is a member of the Board of Directors but not an officer of the Corporation, Indemnitee, together with the other directors who are not officers of the Corporation (the “Outside Directors”), shall be entitled to employ, and be reimbursed for the fees and disbursements of, counsel separate from that chosen by indemnitees who are officers of the Corporation.  The principal counsel for Outside Directors (“Principal Counsel”) shall be determined by majority vote of the Outside Directors, and the principal counsel for the indemnitees who are not Outside Directors (“Separate Counsel”) shall be determined by majority vote of such indemnitees.  The obligation of the Corporation to reimburse Indemnitee for the fees and disbursements of counsel hereunder shall not extend to the fees and disbursements of any counsel employed by Indemnitee other than Principal Counsel or Separate Counsel, as the case may be, provided that (i) Indemnitee shall have the right to employ Indemnitee’s counsel in any such Proceeding at Indemnitee’s expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Corporation, (B) Indemnitee shall have reasonably concluded with the advice of counsel that there is a substantial possibility that Principal Counsel or Separate Counsel, as the case may be, will have a conflict of interest in representing Indemnitee, or (C) the Corporation shall not continue to retain Principal Counsel or Separate Counsel, as the case may be, to defend such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporation.

8.             Advances of Expenses.

(a)           Payment of Expenses.  Subject to Section 7, Expenses incurred by Indemnitee shall be advanced by the Corporation to Indemnitee as soon as practicable but in any event no later than twenty (20) days after receipt by the Corporation of Indemnitee’s written request accompanied by substantiating documentation, whether prior to or after final disposition of any Proceeding.  No objections based on or involving the question whether such charges meet the definition of “Expenses,” including any question regarding the reasonableness of such Expenses, shall be grounds for failure to advance to such Indemnitee, or to reimburse such Indemnitee for, the amount claimed within such period; and the undertaking of Indemnitee set forth in Section 8(b) to repay any such amount to the extent it is ultimately determined that Indemnitee is not entitled to indemnification shall be deemed to include an undertaking to repay any such amounts determined not to have met such definition.

(b)           Undertaking.  The obligation of the Corporation to make an advance payment of Expenses to Indemnitee pursuant to Section 8(a) (an “Expense Advance”) shall be subject to the condition that, if, when and to the extent that a Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, this Agreement, the Certificate or the Bylaws, the Corporation shall be entitled to be reimbursed by Indemnitee (who hereby undertakes and agrees to reimburse the Corporation) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, this Agreement, the Certificate or the Bylaws, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Corporation for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

Indemnitee’s obligation to reimburse the Corporation for any Expense Advance shall be unsecured and no interest shall be charged by the Corporation in connection with any such amounts determined to be owed by Indemnitee.

9.             Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application.  It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the law and public policy of the State of Delaware.  Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a)           Notice.  Indemnitee shall promptly notify the Corporation in writing in accordance with Section 19 of this Agreement upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or an Expense Advance covered hereunder.  The failure of Indemnitee to so notify the Corporation shall not relieve the Corporation of any obligation which it may have to the Indemnitee under this Agreement, or otherwise.

(b)           Written Request.  Indemnitee may deliver to the Corporation a written request to indemnify and hold harmless Indemnitee in accordance with this Agreement.  Such request(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his sole discretion.  Following such a written request for indemnification by Indemnitee, the Indemnitee’s entitlement to indemnification shall be determined according to Section 9(c) of this Agreement.

(c)           Reviewing Party/Cooperation by Indemnitee.  Upon written request by Indemnitee for indemnification pursuant to Section 9(b) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following three methods, which shall be at the election of the Indemnitee:  (i) by a majority of the Disinterested Directors, even though less than a quorum, (ii) by Independent Legal Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee or (iii) by the stockholders of the corporation.  The Corporation promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including, without limitation, a description of any reason or basis for which indemnification has been denied.  If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.  Indemnitee shall cooperate with the Reviewing Party and provide to the Reviewing Party upon reasonable advance request any documentation or information which is reasonably available to Indemnitee and reasonably necessary to such determination.  Nothing in this Agreement shall require Indemnitee to waive any of his rights under the United States Constitution or to provide information which is privileged or otherwise protected from disclosure.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Reviewing Party shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.  If the Reviewing Party shall not have made a determination within sixty (60) days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification; provided, however, that the foregoing provisions of this Section 9(c) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders and if within fifteen (15) days after receipt by the Corporation of the request for such determination the Board resolves to submit such determination to the stockholders for their consideration at the next annual meeting thereof and such determination is made thereat.

(d)           Independent Legal Counsel.  If the determination of entitlement to indemnification is to be made by Independent Legal Counsel pursuant to Section 9(c) hereof, the Independent Legal Counsel shall be selected as provided in this Section 9(d).  The Independent Legal Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors).  Indemnitee or the Corporation, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Legal Counsel so selected does not meet the requirements of “Independent Legal Counsel” as defined in Section 1(h) and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Legal Counsel.  If a written objection is made and substantiated, the Independent Legal Counsel selected may not serve as Independent Legal Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within thirty (30) days after submission by Indemnitee of a written request for indemnification pursuant to Section 9(b) hereof, no Independent Legal Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may seek judicial resolution of any objection which shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Legal Counsel and/or for the appointment as Independent Legal Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Legal Counsel under Section 9(c) hereof.  The Corporation shall pay any and all reasonable fees and expenses of Independent Legal Counsel incurred by such Independent Legal Counsel in connection with acting pursuant to Section 9(c) hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 9(d), regardless of the manner in which such Independent Legal Counsel was selected or appointed.

(e)           Presumption in Favor of Indemnification.  In making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party shall presume that Indemnitee is entitled to indemnification under this agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(b).  For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.  In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by

Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof and the burden of persuasion, by clear and convincing evidence, shall be on the Corporation to establish that Indemnitee is not so entitled.

(f)            Presumption of Good Faith.  Indemnitee shall be presumed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Corporation, including financial statements, or on information supplied to Indemnitee by the officers of the Corporation in the course of their duties, or on the advice of legal counsel for the Corporation or on information or records given or reports made to the Corporation or the Board of Directors by an independent certified public accountant, by a financial advisor or by an appraiser or other expert selected with reasonable care by the Corporation or the Board of Directors.  In addition, the knowledge and/or actions, or failure to act, of any other director, officer, employee or agent of the Corporation shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.  Whether or not the foregoing provisions of this Section 9(f) are satisfied, it shall in any event be presumed (unless there is clear and convincing evidence to the contrary) that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(g)           Presumption for Settlements.  The Corporation acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty.  In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed (unless there is clear and convincing evidence to the contrary) that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(h)           Notice to Insurers.  If, at the time of the receipt by the Corporation of a notice of a Proceeding pursuant to Section 9(a) hereof, the Corporation has liability insurance in effect which may cover such Proceeding, the Corporation shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in each of the Corporation’s policies.  The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

10.          Remedies.

(a)           Adjudication of Entitlement.  In the event that (i) a determination is made by the Reviewing Party pursuant to Section 9 that Indemnitee is not entitled to indemnification under this Agreement, (ii) an Expense Advance is not timely made pursuant to Section 8, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(c) within sixty (60) days after receipt by the Corporation of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 3(a) or the penultimate sentence of Section 9(c) of this Agreement within ten (10) days after receipt by the Corporation of a written request therefor, (v) payment of indemnification is not made within ten (10) days after a determination has been made by the Reviewing Party that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 9, (vi) a contribution payment is not timely made in a timely manner pursuant to Section 4, or (vii) payment to Indemnitee pursuant to any indemnification or hold harmless rights under this Agreement is not made within ten (10) days after receipt by the Corporation of a request therefor.  Indemnitee shall be entitled to an adjudication of his entitlement to such indemnification.  The Corporation shall not oppose Indemnitee’s right to seek any such adjudication.

(b)           Determination of Not Entitled. In the event that a determination shall have been made pursuant to Section 9(c) that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial, on the merits and Indemnitee shall not be prejudiced in any way by reason of that adverse determination.  In addition, all of the presumptions in favor of Indemnitee set forth in Section 9 shall apply to such judicial proceeding.

(c)           Determination of Entitled. If a determination shall have been made pursuant to Section 9(c) that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 10, absent (i) a misstatement by Indemnitee of a material fact, or omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law.

(d)           Expenses Incurred in Action to Enforcement or Interpretation.  The Corporation shall also indemnify and hold harmless Indemnitee to the fullest extent authorized or permitted by law against all Expenses and, in accordance with Section 8, also advance such Expenses to Indemnitee that are actually and reasonably incurred by Indemnitee in connection with any judicial proceeding brought by Indemnitee (i) to establish or enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement or any other indemnification, advancement or contribution agreement or provision of the Certificate or Bylaws, or (ii) to recover under any directors’ and officers’ liability insurance policies maintained by the Corporation; regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses, contribution or insurance recovery.

(e)           Validity of Presumptions.  The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate that the Corporation is bound by all the provisions of this Agreement.

(f)            Interest.  Interest shall be paid by the Corporation to Indemnitee at the legal rate under Delaware law for amounts which the Corporation indemnifies or is obliged to indemnify for the period commencing with the date on which Indemnitee requests indemnification (or reimbursement or advancement of any Expenses) and ending with the date on which such payment is made to Indemnitee by the Corporation.

11.          Indemnification Hereunder Not Exclusive.  The indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Certificate, the Bylaws, the DGCL, any D&O Insurance, any agreement, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office provided, however, that Indemnitee waives and relinquishes all rights under this Agreement, the Certificate, the Bylaws or otherwise to be indemnified and held harmless or to receive Expense Advances with respect to the matters set forth in Section 3(b); and provided further, however, Indemnitee shall reimburse the Corporation for amounts paid to Indemnitee pursuant to such other rights to the extent such payments duplicate any payments received pursuant to this Agreement.

12.          Continuation of Indemnity.  All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee serves as a director or officer of the Corporation or as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise which Indemnitee serves at the request of the Corporation and shall continue thereafter so long as Indemnitee may be subject to any possible Proceeding (including any rights of appeal thereto and any proceeding commenced by Indemnitee pursuant to Section 10 of this Agreement) by reason of his Corporate Status, whether or not he is acting in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.

13.          Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of Expenses, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

14.          Mutual Acknowledgement.  The Corporation and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Corporation from indemnifying its directors, officers, employees or agents under this Agreement or otherwise and that the Securities and Exchange Commission has taken the position that indemnification is not available for violations of federal securities law.  Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s rights under public policy to indemnify Indemnitee.

15.          Settlement of Claims.  The Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Corporation’s prior written consent.  The Corporation shall not settle any Proceeding in any manner which would impose any liability, penalty or limitation on Indemnitee without Indemnitee’s prior written consent.  Neither the Corporation nor Indemnitee will unreasonably withhold or delay their consent to any proposed settlement.

16.          Enforcement.  The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Indemnitee to serve as a director, officer, employee or agent of the Corporation, and acknowledges that Indemnitee is relying upon this Agreement in continuing as a director, officer, employee or agent.

17.          Governing Law; Venue; Binding Effect; Amendment and Termination.

(a)           Governing Law.  This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

(b)           Venue.  The Corporation and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the state courts of the State of Delaware.

(c)           Binding Effect; Successors and Assigns.  This Agreement shall be binding upon the Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee, Indemnitee’s heirs, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns.  The Corporation shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken effect.

(d)           Amendment.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the Corporation and Indemnitee.

18.          Severability.  If any provision of this Agreement shall be held to be invalid, illegal or unenforceable (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired thereby, and (b) to the fullest extent authorized or permitted by law, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.  Each section of this Agreement is a separate and independent portion of this Agreement.  If the indemnification to which Indemnitee is entitled with respect to any aspect of any claim varies between two or more sections of this Agreement, that section providing the most comprehensive indemnification shall apply.

19.          Notice.  Notice to the Corporation shall be directed to Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho, 83864, Attention:  Chief Executive Officer.

Notice to Indemnitee shall be directed to the address set forth under Indemnitee’s signature hereto.  The foregoing addresses may be changed from time to time upon notice to the other party.  Notice shall be deemed received three days after the date postmarked if sent by prepaid mail, properly addressed.

20.          Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

21.          No Construction as Employment Agreement.  Nothing contained in this Agreement shall be construed as giving the Indemnitee any right to be retained in the employ of the Corporation or any of its subsidiaries.

22.          Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes any prior written or oral communications, understandings or agreements relating to such subject matter, including, without limitation, any written indemnification agreement between the Corporation and Indemnitee bearing a date that precedes the date hereof.

23.          Subrogation.  In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee.  Indemnitee agrees to execute all documents and to perform all acts that may be reasonably necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

COLDWATER CREEK INC.

By:
Name:
Title:

INDEMNITEE:

Signature

Print Name
Address:

Facsimile:
Telephone: